As filed with the Securities and Exchange Commission on March 14, 2001
                                                         Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8


                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                          BIRMINGHAM STEEL CORPORATION
             (Exact name of registrant as specified in its charter)

                               Delaware 13-3213634
      (State or other jurisdiction of (I.R.S. Employer Identification No.)
                         incorporation or organization)

                       1000 Urban Center Drive, Suite 300
                            Birmingham, Alabama 35242
                    (Address of Principal Executive Offices)

             BIRMINGHAM STEEL CORPORATION 2000 DIRECTOR STOCK OPTION PLAN
                            (Full title of the plan)

                      Catherine W. Pecher, Vice President-
                     Administration and Corporate Secretary
                       1000 Urban Center Drive, Suite 300
                            Birmingham, Alabama 35242
                     (Name and address of agent for service)
                                 (205) 970-1200
          (Telephone number, including area code, of agent for service)

                        Copies of all communications to:
                           Jerry F. Perkins, Jr., Esq.
                                Burr & Forman LLP
                          SouthTrust Tower, Suite 3100
                              420 North 20th Street
                            Birmingham, Alabama 35203

                         CALCULATION OF REGISTRATION FEE

---------------  -------------- --------------- ----------------  -------------
                                   Proposed         Proposed
Securities                          Maximum          Maximum        Amount of
to be             Amount to be   Offering Price     Aggregate      Registration
Registered        Registered      Per Share (1)  Offering Price       Fee
---------------  -------------- ---------------  ---------------  -------------
Common Stock,
par value $0.01    200,000 (2)      $1.315           $263,000        $65.75
---------------  -------------- ---------------  ---------------  -------------

(1) The Proposed Maximum Offering Price per Share was determined pursuant to Rule 457(h) under the Securities Act of 1933, as amended, to be equal to $1.315 per share, the average of the high and low prices of the Registrant's Common Stock on March 12, 2001.
(2) Pursuant to Rule 416 of the Securities Act of 1933, as amended, the number of shares of common stock registered on this Registration Statement will be increased as a result of future stock splits, stock dividends of similar transactions.

                                     PART I

                                EXPLANATORY NOTE

     Birmingham Steel Corporation (the "Registrant") is filing this Registration Statement on Form S-8 in order to register 200,000 shares of common stock, $.01 par value per share (the "Common Stock"), to be offered or sold pursuant to the terms and conditions of the Birmingham Steel Corporation 2000 Director Stock Option Plan (the "Plan").

     A prospectus meeting the requirements of Part I of Form S-8 has been prepared. Such prospectus is not included in this Registration Statement but will be delivered to all participants in the Plan pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents By Reference

     The  following  documents  filed  by  Registrant  with the  Securities  and
Exchange   Commission  are  incorporated  by  reference  in  this   Registration
Statement:

(1) The Registrant's Annual Report on Form 10-K, as amended, for the fiscal year ended June 30, 2000;

(2) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2000, and December 31, 2000; and

(3)  The  description  of  the  Registrant's   Common  Stock  contained  in  the
     Registration Statement on Form 8-A filed with the Securities and Exchange Commission on January 22, 1988.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

     The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may indemnify such person against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. A corporation may, in advance of the final disposition of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys' fees) incurred by any officer or director in defending such action, provided that the director or officer undertakes to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation.

     A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify such officer or director against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation's bylaws, agreement, vote or otherwise.

     The Registrant's by-laws provide for indemnification of directors and officers of the Registrant to the fullest extent permitted by Delaware law.

     In addition, the Registrant maintains directors' and officers' liability insurance covering certain liabilities incurred by its officers and directors in connection with the performance of their duties.

Item 7.  Exemption from Registration Claimed

         Not applicable.

Item 8.  Exhibits

     The following exhibits are filed herewith or incorporated by reference herein as part of this Registration Statement:

Exhibit           Description

4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference from Registrant's Registration Statement on Form 8-A, filed November 16, 1986, Exhibit 2.2).
4.2 By-Laws of the Registrant as amended on August 3, 1999, (incorporated by reference from Registrant's Current Report on Form 8-K filed August 11, 1999, Exhibit 3.1).
4.3 Shareholder Rights Plan of Registrant (incorporated by reference from Registrant's Registration Statement on Form 8-A filed on January 23, 1996).
4.4  Birmingham Steel Corporation 2000 Director Stock Option Plan.
5.1  Opinion of Burr & Forman LLP regarding legality of shares being registered.
23.1 Consent of Ernst & Young LLP, independent auditors.
23.2 Consent of Burr & Forman LLP (included in Exhibit 5.1).
24 Power of Attorney of the Officers and Directors of the Registrant (contained within signature page).

Item 9.           Undertakings

(a)      The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama, on this the 14th day of March, 2001.

                          BIRMINGHAM STEEL CORPORATION


                                By:    /s/ Catherine W. Pecher
                                       -----------------------
                               Catherine W. Pecher
                                           Vice President-Administration and
                                              Corporate Secretary


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Catherine W. Pecher, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or her substitute, may do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                       Title                           Date
---------------------          -----------------------------    ---------------

/s/ John D. Correnti           Chairman of the Board,           March 14, 2001
----------------------         Chief Executive Officer,
    John D. Correnti           Director


/s/ James A. Todd, Jr.         Vice Chairman of the Board,      March 14, 2001
----------------------         Chief Administrative Officer,
James A. Todd, Jr.             Director


/s/ Donna M. Alvarado          Director                         March 14, 2001
----------------------
Donna M. Alvarado


/s/ Steven R. Berrard          Director                         March 14, 2001
----------------------
Steven R. Berrard


/s/ Alvin R. Carpenter         Director                         March 14, 2001
----------------------
Alvin R. Carpenter


/s/ Jerry E. Dempsey           Director                         March 14, 2001
----------------------
Jerry E. Dempsey


/s/ Robert M. Gerrity          Director                         March 14, 2001
----------------------
Robert M. Gerrity


/s/ James W. McGlothlin        Director                         March 14, 2001
-----------------------
James W. McGlothlin


/s/ Richard de J. Osborne      Director                         March 14, 2001
-------------------------
Richard de J. Osborne


/s/ Robert H. Spilman          Director                         March 14, 2001
----------------------
Robert H. Spilman


/s/ J. Daniel Garrett          Chief Financial Officer,         March 14, 2001
----------------------         Vice President - Finance
J. Daniel Garrett


/s/ Brant R. Holladay          Controller                       March 14, 2001
----------------------
Brant R. Holladay

                                  EXHIBIT INDEX

Exhibit           Description


4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference from Registrant's Registration Statement on Form 8-A, filed November 16, 1986, Exhibit 2.2).
4.2 By-Laws of the Registrant as amended on August 3, 1999, (incorporated by reference from Registrant's Current Report on Form 8-K filed August 11, 1999, Exhibit 3.1).
4.3 Shareholder Rights Plan of Registrant (incorporated by reference from Registrant's Registration Statement on Form 8-A filed on January 23, 1996).
4.4  Birmingham Steel Corporation 2000 Director Stock Option Plan.
5.1  Opinion of Burr & Forman LLP regarding legality of shares being registered.
23.1 Consent of Ernst & Young LLP, independent auditors.
23.2 Consent of Burr & Forman LLP (included in Exhibit 5.1).
24 Power of Attorney of the Officers and Directors of the Registrant (contained within signature page).

                                                                     EXHIBIT 4.4

                          BIRMINGHAM STEEL CORPORATION
                         2000 DIRECTOR STOCK OPTION PLAN




Section 1.    Purpose of the Plan.
--------------------------------------
     The purpose of the Birmingham Steel Corporation 2000 Director Stock Option Plan (the "Plan") is to provide stock based compensation to non-employee directors of Birmingham Steel Corporation (the "Company") in order to encourage the highest level of director performance and to promote long-term shareholder value by providing such directors with a proprietary interest in the Company's success and progress through grants of options ("Options") to purchase shares of the Company's common stock ("Common Stock").


Section 2.    Certain Definitions.
--------------------------------------
(a)  "Board" means the Board of Directors of the Company.
(b)  "Change of Control" has the meaning set forth in Section 7(b) hereof.
(c) "Change of Control Price" shall have the meaning set forth in Section 7(d) hereof.
(d)  "Code" means the Internal Revenue Code of 1986, as amended.
(e)  "Committee" means the Compensation and Stock Option Committee of the Board.
(f)  "Common Stock" means the common stock of the Company.
(g)  "Company" means Birmingham Steel Corporation, a Delaware corporation.
(h) "Disability" means a permanent and total disability as determined under procedures established by the Committee for purposes of the Plan. The determination of Disability for purposes of this Plan shall not be construed to be an admission of disability for any other purpose.
(i)  "Exchange Act" means the Securities Exchange Act of 1934, as amended.
(j) "Fair Market Value" means, as of any given date, the closing price of the Common Stock on the New York Stock Exchange Composite Tape or, if not listed on such exchange, any other national exchange on which the Common Stock is listed or on NASDAQ. If there is no regular public trading market for such stock, the Fair Market Value of the Common Stock shall be determined by the Committee in good faith.
(k) "Non-Employee Director" means each member of the Board who is not an employee of the Company or any of its subsidiaries at the date of each grant or award.
(l) "Options" means options to purchase shares of Common Stock granted pursuant to Section 6 of the Plan.
(m)  "Plan" means the Birmingham  Steel  Corporation  2000 Director Stock Option
     Plan.
(n) "Potential Change of Control" has the meaning set forth in Section 7(c) hereof.
(o) "Rule 16b-3" means Rule 16b-3, as currently in effect or as hereinafter amended or modified, promulgated under the Exchange Act.


Section 3.    Administration of the Plan.
---------------------------------------------
     The  Plan  shall be  administered  by the  Compensation  and  Stock  Option
Committee of the Board of Directors of the Company. Grants of Options to purchase Common Stock under the Plan shall be made automatically as provided in
Section 6 hereof. However, the Committee shall have full authority to interpret the Plan, to promulgate such rules and regulations with respect to the Plan as it deems desirable, and to make all other determinations necessary or appropriate for the administration of the Plan, and such determination shall be final and binding upon all persons having an interest in the Plan.


Section 4.    Common Stock Subject to the Plan.
---------------------------------------------------
     The total number of shares of Common Stock reserved and available for distribution under the Plan shall be 200,000. Such shares may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares of Common Stock that have been optioned cease to be subject to option, such shares shall again be available for distribution in connection with future awards under the Plan.

     In the event of any merger, reorganization, consolidation, recapitalization, Common Stock dividend, or other change in corporate structure affecting the Common Stock, a substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan and in the number and option price of shares subject to outstanding Stock Options granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number.


Section 5.    Participation.
--------------------------------
Each Non-Employee Director shall be eligible to participate in the Plan.


Section 6.    Non-Qualified Stock Options.
----------------------------------------------

(a) General. Options granted to Non-Employee Directors under the Plan shall be options which are not intended to be "incentive stock options" within the meaning of Section 422 of the Code.

(b) Annual Grant of Options. Options covering 5000 shares of common stock of the Company shall be granted to each Non-Employee Director automatically on the date of the annual meeting of the Company's stockholders each year.

(c) Terms of Options. Options granted under the Plan shall be evidenced by a written agreement in such form as the Committee shall from time to time approve, which agreements shall comply with and be subject to the following terms and conditions:

     (i) Option Price. The option price per share of Common Stock purchasable under an Option shall not be less than 100% of the Fair Market Value of the Common Stock on the date of the grant of the Option.

     (ii) Option Term. Each Option shall be exercisable for a term of ten (10) years from the date such Option is granted (subject to prior termination as hereinafter provided).

     (iii)Exercisability. Except as provided in Sections 7 and 8, Options shall not become first exercisable by their terms until the expiration of one (1) year from the date of the grant of the Option.

     (iv) Method of Exercise. Options may be exercised in whole or in part at any time during the option period by giving written notice of exercise to the Company specifying the number of shares to be purchased, accompanied by payment in full of the purchase price, in cash, by check or such other instrument as may be acceptable to the Committee. Payment in full or in part may also be made in the form of unrestricted Common Stock already owned by the optionee (based on the Fair Market Value of the Common Stock on the date the Option is exercised). No shares of Common Stock shall be issued until full payment therefor has been made. An optionee shall have the right to dividends or other rights of a stockholder with respect to shares subject to an Option for which the optionee has given written notice of exercise and has paid in full for such shares.

(d) Non-transferability of Options; Exception. Except as otherwise set forth in this Section 6(v), no Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Options shall be exercisable, during the optionee's lifetime, only by the optionee. Notwithstanding the foregoing, an optionee can elect to have Options transferred to members of an optionee's immediate family, including trusts for the benefit of such family members and partnerships in which such family members are the only partners. For purposes of Section 8, a transferred Option may be exercised by the transferee only to the extent that the optionee would have been entitled had the option not been transferred.

Section 7.    Change of Control.
------------------------------------
     The following acceleration and valuation provisions shall apply in the event of a "Change of Control" or "Potential Change of Control," as defined in this Section 7:

     (a) In the event of a "Change of Control," as defined in Section 7(b) below, unless otherwise determined by the Committee or the Board in writing at or after the grant of awards hereunder, but prior to the occurrence of such Change of Control, or, if and to the extent so determined by the Committee or the Board in writing at or after the grant of awards hereunder (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination) in the event of a "Potential Change of Control," as defined in Section 7(c) below:

          (i) any Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

          (ii) the value of all outstanding Options shall, to the extent determined by the Committee on or after grant, be cashed out on the basis of the "Change of Control Price" (as defined in Section 7(d) below) as of the date the Change of Control occurs or Potential Change of Control is determined to have occurred, or such other date as the Committee may determine prior to the Change of Control or Potential Change of Control.

     (b) For purposes of Section 7(a) above, a "Change of Control" means the happening of any of the following:

          (i) when any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company or any Company employee benefit plan, including its trustee), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company's then outstanding securities;

          (ii) when, during any period of two consecutive years or less during the existence of the Plan, individuals who, at the beginning of such period, constituted the Board of Directors (the "Incumbent Directors") cease, for any reason other than death, to constitute at least a majority thereof; provided, however, that any director who was elected or nominated by at least two-thirds of the Incumbent Directors who remain on the Board of Directors at the time of such election or nomination shall, for all purposes of this subparagraph (iii), be treated as an Incumbent Director; or

          (iii)the occurrence of a transaction requiring stockholder approval for the acquisition of the Company by an entity other than the Company or a subsidiary of the Company through purchase of assets, or by merger, or otherwise.

     (c) For purposes of Section 7(a) above, a "Potential Change of Control" means the happening of any of the following:

          (i) the entering into an agreement by the Company, the consummation of which would result in a Change of Control of the Company as defined in
     Section 7(b) above; or

          (ii) the acquisition of beneficial ownership directly or indirectly, by any entity, person or group (other than the Company, a subsidiary of the Company, or any Company employee benefit plan, including its trustee) of securities of the Company representing five percent (5%) or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change of Control of the Company has occurred for purposes of this Plan.

     (d) For purposes of this Section 7, "Change of Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange, or paid or offered in any transaction related to a potential or actual Change of Control of the Company at any time during the preceding sixty (60) day period as determined by the Committee, except that, in the case of Options, such price shall be based only on transactions reported for the date on which the Committee decides to cash out such Options.


Section 8.    Termination of Directorship.
----------------------------------------------
     (a) Termination by Reason of Disability or Death. Upon the termination of a Non-Employee Director by reason of Disability or death, any Options held by such optionee shall be immediately exercisable, notwithstanding the provisions of
Section 6 hereof, and may be thereafter be exercised by the optionee or, in the case of death, by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, until the expiration of the stated term of such Options.

     (b) Termination by Reason of Retirement. If an optionee's status as a Non-Employee Director with the Company terminates by reason of retirement, any Options held by such optionee may thereafter be exercised, to the extent exercisable under the provisions of Section 6 hereof, until the expiration of the stated term of the Options. If the retired optionee dies while any Options are still outstanding, such Options may be exercised by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, until the expiration of the stated term of the Options.

     (c) Other Termination. Upon the termination of a Non-Employee Director with the Company for any reason other than Disability, death or retirement, any Options held by such optionee shall terminate as of the effective date of such Non-Employee Director's termination.


Section 9.    Termination or Amendment of the Plan.
-------------------------------------------------------

     The Board may suspend or terminate the Plan or any portion thereof at any time, and the Board may amend the Plan from time to time as may be deemed to be in the best interests of the Company; provided, however, that no such amendment, alteration or discontinuation shall be made (a) that would impair the rights of a Non-Employee Director with respect to Options theretofore awarded, without such person's consent, or (b) without the approval of the stockholders (i) if such approval is necessary to comply with any legal, tax or regulatory requirement, including any approval requirement which is a prerequisite for exemptive relief from Section 16(b) of the Exchange Act; or (ii) to increase the maximum number of shares subject to this Plan, or change the definition of persons eligible to receive awards under this Plan, or (c) if the Plan has been amended within the preceding six (6) months, unless such amendment is necessary to comply with changes in the Internal Revenue Code of 1986, as amended, or the Employee Retirement Income Security Act of 1974, as amended, or rules promulgated thereunder.

Section 10.   Section 16.

     It is  intended  that the Plan and any grants  made to a person  subject to
Section 16 of the Exchange Act meet all of the requirements of Rule 16b-3. If any provision of the Plan or any award hereunder would disqualify the Plan or such award, or would otherwise not comply with Rule 16b-3, such provision or award shall be construed or deemed amended to conform to Rule 16b-3.

Section 11.   General Provisions.

(a) No Right of Continued Service. Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Non-Employee Director for reelection by the Company's stockholders.

(b) Payment of Taxes. Any optionee shall, no later than the date as of which the value of any portion of the Option first becomes includable in the optionee's gross income for federal income tax purposes, make arrangements satisfactory to the Committee regarding payment of any federal, state, local or FICA taxes of any kind required by law to be withheld with respect to the Option.

(c) Shares. The shares of Common Stock issued upon the exercise of Options under the Plan may be either authorized but unissued shares or shares which have been or may be reacquired by the Company, as determined from time to time by the Board.

(d) Governing Law. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware
     (other than its law respecting the choice of law). The Plan shall be construed to comply with all applicable laws, and to avoid liability to the Company or a Non-Employee Director, including, without limitation, liability under Section 169(b) of the Exchange Act.

(e) Term of Plan. No Option shall be granted pursuant to the Plan on or after the tenth anniversary of the effective date of the Plan, but awards granted prior to such date may extend beyond that date.

(f) Headings. The headings contained in this Plan are for reference purposes only and shall not affect the meaning or interpretation of this Plan.

(g) Severability. If any provision of this Plan shall for any reason be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision hereof, and this Plan shall be construed as if such invalid or unenforceable provision were omitted.

(h) Successor and Assigns. This Plan shall inure to the benefit of and be binding upon each successor and assign of the Company. All obligations imposed upon a Non-Employee Director, and all rights granted to the Company hereunder, shall be binding upon the Non-Employee Director's heirs, legal representatives and successors.



                                                                     EXHIBIT 5.1


   Gene T. Price
Direct dial (205) 458-5328
Internet: GPrice@Burr.com

                                           March 14, 2001




Birmingham Steel Corporation
1000 Urban Center Drive
Suite 300
Birmingham, Alabama   35242

    RE:      Birmingham Steel Corporation 2000 Director Stock Option Plan

Ladies and Gentlemen:

     We have acted as counsel to Birmingham Steel Corporation (the "Corporation") in connection with the registration with the Securities and Exchange Commission on Form S-8 of 200,000 shares of the Corporation's common stock, par value $.01 (the "Common Stock"), which may be issued in connection with the Corporation's 2000 Director Stock Option Plan. In connection with the registration, we have examined such corporate records, certificates, and other documents as we considered necessary or appropriate for the purposes of delivering this opinion.

     On the basis of the foregoing, we are of the opinion that the Common Stock offered pursuant to the Registration Statement has been duly and validly authorized and is, or when issued in accordance with the respective governing documents will be, duly and validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                                     Yours very truly,

                                                     /s/ Burr & Forman LLP
                                                         -----------------
                                                         Burr & Forman LLP




                                                                    EXHIBIT 23.1

                          Consent of Ernst & Young LLP


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Birmingham Steel Corporation 2000 Director Stock Option Plan of our report dated August 10, 2000, with respect to the consolidated financial statements and schedule of Birmingham Steel Corporation included in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.




                                                 /s/ Ernst & Young LLP
                                                     -----------------
                                                     Ernst & Young LLP

Birmingham, Alabama
March 14, 2001